EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

Rockstar Acquisitions, LLC

Hillsboro Beach, FL

We have audited the accompanying balance sheet of Rockstar Acquisitions, LLC (the “Company”) as of December 31, 2016 and the related statements of operations, changes in members’ deficit, and cash flows for the period November 18, 2016 (Inception) through December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rockstar Acquisition, LLC as of December 31, 2016, and the results of its statements of operations, changes in members’ deficit, and cash flows for the period November 18, 2016 (Inception) through December 31, 2016 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has sustained operating losses and needs to obtain additional financing to continue the development of their product. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KBL, LLP

New York, NY

October 26, 2017

ROCKSTAR ACQUISITIONS, LLC

BALANCE SHEET

DECEMBER 31, 2016

ASSETS

CURRENT ASSETS
Cash	$77,997

TOTAL CURRENT ASSETS	77,997

OTHER ASSETS
Investment, net	-
Intangible assets, net	497,260

TOTAL OTHER ASSETS	497,260

TOTAL ASSETS	$575,257

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$12,585
Due to related party	500,000

TOTAL CURRENT LIABILITIES	512,585

COMMITMENTS AND CONTINGENCIES	-

MEMBERS’ EQUITY	62,672

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$575,257

See accompanying notes to consolidated financial statements.

ROCKSTAR ACQUISITIONS, LLC

STATEMENT OF OPERATION

FOR THE PERIOD NOVEMBER 18, 2016 (INCEPTION)

THROUGH DECEMBER 31, 2016

OPERATING EXPENSES
Consulting	$469,410
General and administrative	46,692
Total Operating Expenses	516,102

NET LOSS FROM OPERATIONS	(516,102)

OTHER EXPENSE
Impairment of investments	(10,000)

NET LOSS	$(526,102)

See accompanying notes to consolidated financial statements.

ROCKSTAR ACQUISITIONS, LLC

STATEMENT OF CHANGES IN MEMBERS' EQUITY

FOR THE PERIOD NOVEMBER 18, 2016 (INCEPTION) THROUGH DECEMBER 31, 2016

Balance November 18, 2016 (Inception)	$-

Issuance of founders membership units	378,774

Capital contribution	100,000

Sale of membership units	100,000

Issuance of membership equity for shares of related company	10,000

Net loss	(526,102)

Balance, December 31, 2016	$62,672

See accompanying notes to consolidated financial statements.

ROCKSTAR ACQUISITIONS, LLC

STATEMENT OF CASH FLOW

FOR THE PERIOD NOVEMBER 18, 2016 (INCEPTION) THROUGH DECEMBER 31, 2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(526,102)
Adjustments to reconcile net loss to net cash used in operating activities:
Membership interests issued for services	378,774
Impairment of investments	10,000
Amortization expense	2,740
Changes in operating assets and liabilities:
Increase in accounts payable	12,585
Net Cash Used In Operating Activities	(122,003)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from private placement of membership interests	100,000
Proceeds from private placement of membership interests - related party	100,000
Net Cash Provided By Financing Activities	200,000

NET INCREASE IN CASH	77,997

CASH - BEGINNING OF PERIOD	-

CASH - END OF PERIOD	$77,997

Supplemental cash flow information:
Cash paid for income taxes	$-
Cash paid for interest expense	$-

Supplemental disclosure of non cash investing & financing activities:
License agreement entered into for payable	$500,000
Issuance of membership equity for investment in related company	$10,000

See accompanying notes to consolidated financial statements.

ROCKSTAR ACQUISITIONS, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Rockstar Acquisitions, LLC (the "Company") was incorporated in the State of Florida on November 18, 2016. The Company was organized to purchase certain assets and an exclusive License Agreement, as may be amended from time to time (collectively, the “License Agreement”) with Raw Energy Materials, Corp., a Florida corporation (“RAW Energy”). Global Energy Sciences, LLC, a Florida limited liability company (“Global Energy”), is now the Licensor under the License Agreement based on a total assignment from RAW Energy to Global Energy.

The Company leverages its licensed intellectual property, technology and processes to produce Basalt Fiber Reinforced Polymer products that are used as replacements for steel products that reinforce concrete such as rebar. Our Chairman and CEO, Edward A. Cespedes and our Director and largest individual shareholder, Vincent L. Celentano, are the Managing Members of the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash

The Company considers investments that have original maturities of three months or less when purchased to be cash equivalents. The Company has no cash equivalents.

Use of Estimates in Financial Statements

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the period covered by these financial statements include the amortization of the license agreement and impairment of the investment.

Fair Value Measurements and Fair Value of Financial Instruments

The Company adopted ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with ASC Topic 820. During the period from November 18, 2016 (Inception) to December 31, 2016 the Company received equity valued at $10,000 from a related party. As of December 31, 2016 the Company fully impaired the value.

Due to the short-term nature of all financial assets and liabilities, their carrying value approximates their fair value as of the balance sheet date.

License Agreement

The License agreement is capitalized at cost, net of accumulated amortization. Amortization is calculated by using the straight-line method over the estimated useful live of the assets, which is ten years.

Amortization
Asset Category	Period
License Agreement	10 Years

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or a change in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset.

During the period from November 18, 2016 (Inception) to December 31, 2016 the Company received equity valued at $10,000 from a related party. As of December 31, 2016 the Company concluded that this amount was fully impaired.

Revenue Recognition

The Company will recognize revenue from product sales to customers, distributors and resellers when products are shipped, when there are no uncertainties surrounding customer acceptance and when collectability is reasonably assured in accordance with FASB ASC 605, Revenue Recognition, as amended and interpreted. Cash received by the Company prior to shipment will be recorded as deferred revenue. Sales are made to customers under terms allowing certain limited rights of return and other limited product and performance warranties for which provision has been made in the accompanying financial statements.

Income Taxes

The Company is taxed as a partnership under the Internal Revenue Code. All taxable income and losses flow through to the individual members. Accordingly, no income tax expense or liability has been recorded in the accompanying financial statements.

Related-Party Transactions

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal members of the Company, its management, members of the immediate families of principal members of the Company and its management and other parties with which the Company may deal where one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all material related-party transactions (see Note 8). All transactions shall be recorded at fair value of the goods or services exchanged.

Research and Development Costs

Research and development costs are expensed as incurred. These costs include internal salaries and related costs and professional fees for activities related to development.

Subsequent Events

Subsequent events were evaluated through the date the financial statements were issued.

NOTE 3 – RECENT ACCOUNTING PRONOUNCEMENTS

In August 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) ASU No.2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date” defers the effective date ASU No. 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in Update 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities should apply the guidance in Update 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU No. 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance in Update 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in ASU No. 2014-09. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In August 2016, the FASB issued ASU 2016-15, "Classification of Certain Cash Receipts and Cash Payments," which aims to eliminate diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows under Topic 230, Statement of Cash Flows, and other Topics. ASU 2016-15 is effective for annual reporting periods, and interim periods therein, beginning after December 15, 2017. The Company has not yet determined the potential effects of the adoption of ASU 2016-15 on its financial statements.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718)”. This guidance which simplifies several aspects of the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. This guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those annual reporting periods. Early adoption is permitted. We are currently evaluating the full impact of the new standard.

In February 2016, the FASB issued ASU 2016-02, Leases, which will amend current lease accounting to require lessees to recognize (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU 2016-02 does not significantly change lease accounting requirements applicable to lessors; however, certain changes were made to align, where necessary, lessor accounting with the lessee accounting model. This standard will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In January 2017, the FASB issued ASU 2017-01 Business Combinations (Topic 805), Clarifying the Definition of a Business. The amendments in this update are required for public business entities that have goodwill reported in their financial statements and have not elected the private company alternative for the subsequent measurement of goodwill. The update is intended to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. Public business entities must apply the amendments in this update to annual periods beginning after December 15, 2017. Early application is permitted under certain conditions. The Company is assessing the impact, if any, of implementing this guidance on its financial position and results of operations.

No other accounting pronouncements issued by FASB (including the Emerging Issues Task Force), the AICPA and the SEC, did not or are not believed by the Company management, to have a material impact on the Company’s present or future financial statements

NOTE 4 - GOING CONCERN

Since November 18, 2016 (Inception), the Company has incurred net operating losses and used cash in operations. As of December 31, 2016, the Company has incurred a net loss of $526,102, a working capital deficiency of $434,588 and used cash in operations of $122,003 for the period ended December 31, 2016. Losses have principally occurred as a result of the substantial resources required for research and development and marketing of the Company's products which included the general and administrative expenses associated with its organization and product development.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

NOTE 5 – INTANGIBLE ASSETS

Intangible assets at December 31, 2016 consist of the following:

License agreement	$500,000
Accumulated amortization	(2,740)

Intangible assets, net	$497,260

NOTE 6 – MEMBERS’ EQUITY

During the period from November 18, 2016 (Inception) to December 31, 2016 a related party contributed $100,000 for working capital.

During the period from November 18, 2016 (Inception) to December 31, 2016 the Company received equity valued at $10,000 from a related party. As of December 31, 2016 the Company fully impaired the value.

During the period from November 18, 2016 (Inception) to December 31, 2016 the Company issued a total of 74,250,000 membership units to founders valued at $378,774 ($0.0051 per unit).

During the period from November 18, 2016 (Inception) to December 31, 2016 the Company sold a total of 3,750,000 membership units for $50,000 ($0.0133 per unit).

During the period from November 18, 2016 (Inception) to December 31, 2016 the Company sold a total of 2,500,000 membership units for $50,000 ($0.02 per unit).

As of December 31, 2016, the Company has 80,500,000 units outstanding.

NOTE 7 – COMMITMENT AND CONTIGENCIES

License Agreement Amendments and Related Fees

On December 11, 2016, Rockstar Acquisitions, LLC (“Rockstar”) entered into a 10-year License Agreement valued at $500,000 with Raw Energy Materials Corp (“RAW”) for exclusive rights for use of certain intellectual property associated with the production of certain concrete reinforcement products for the construction industry. As of December 31, 2016 the Company recorded the intangible assets net of accumulated amortization of $2,740.

On December 11, 2016, the Company entered into a 10-year Licensing Agreement valued at $500,000 with Raw Energy Materials Corp (“RAW”) for exclusive rights for use of certain intellectual property associated with the production of certain concrete reinforcement products for the construction industry. The License Agreement provided for the Company to have exclusive rights for use of the intellectual property in conjunction with product sales for the State of Florida, the Caribbean Islands (excluding Cuba), and Peru (“Licensed Territory”). In addition, Rockstar had purchase rights on a “Right of First Refusal” basis for areas outside the Licensed Territory. The License Agreement required that Rockstar purchase goods used in its production of the products from RAW or its affiliates for a purchase price equal to RAW’s gross-cost plus five percent. In addition, RAW or its affiliates were entitled to sales commissions for any sales of products generated within Rockstar’s Licensed Territory according to the following commission schedule:

RAW generated sales within the Licensed Territory	RAW Commission
Up to $1,000,000	5%
$1,000,001 to $2,000,000	4%
$2,000,001 to $3,000,000	3%
$3,000,001 to $4,000,000	2%
$4,000,001 +	1%

On January 5, 2017, the Company entered into a First Amendment to License Agreement (“First Amendment”) whereby in addition to the State of Florida, the Caribbean Islands (excluding Cuba) and Peru, Rockstar expanded its Licensed Territory to include the continental United States in exchange for a $500,000 Option Fee and certain other obligations (further detailed in a Post-Closing Letter Agreement). The First Amendment provides certain operational parameters that the Company must meet by July 1, 2018 in order to maintain its exclusivity within the Licensed Territory. The Option Fee was paid to RAW on January 11, 2017. The First Amendment also entitles RAW to receive 4% of the total gross sales of the Company’s business operations within the Licensed Territory.

On January 5, 2017, the Company and Raw Energy Materials Corp entered into a Post-Closing Letter Agreement (“Letter Agreement) that detailed, among other things, financial obligations of the Company in addition to the Option Fee. Under the Agreement, the Company’s financial obligations total $3,010,000.

Consulting Agreements

On January 15, 2017, the Company entered into a consulting agreement with RAW, LLC to conduct research, development and related services for the Company in exchange for $10,000 per month. The agreement has a term of 5 years and contains standard representations, warranties and indemnifications.

On January 15, 2017, the Company entered into a consulting agreement with Yellow Turtle Design, LLC to conduct graphic arts design and various other computer aided design (CAD) services for the Company in exchange for $5,000 per month. The agreement has a term of 5 years and contains standard representations, warranties and indemnifications.

NOTE 8 – RELATED PARTY TRANSACTIONS

The Company entered into a license agreement (see Notes 5 and 7) with a related party and owes this related party $500,000, the fair value of the license agreement at December 31, 2016.

The Company has also entered various consulting agreements (see Note 7) with related parties and has incurred $69,660 in expenses related to those agreements for the period November 18, 2016 (Inception) through December 31, 2016.

NOTE 9 – SUBSEQUENT EVENTS

On January 5, 2017, the Company and Raw Energy Materials Corp entered into a Post-Closing Letter Agreement (“Letter Agreement) that detailed, among other things, financial obligations of the Company in addition to the Option Fee. Under the Agreement, the Company’s financial obligations total $3,010,000. Approximately $960,000 of the obligations were met during the first quarter of 2017. An additional $540,000 of the obligations were met during the second quarter 2017. An additional $420,000 of the obligations have been met during the third quarter 2017.

Subsequent to December 31, 2016 the Company sold a total of 15,000,000 membership units for a total of $1,000,000 ($0.07 per unit).

On February 21, 2017, PayMeOn, Inc. (“PayMeOn”) executed a membership interest purchase agreement to acquire 100% of the membership interests of the Company. In consideration of the acquisition of all of the issued and outstanding membership interests of the Company, PayMeOn issued an aggregate of 95,500,000 restricted shares of its common stock to the members of the Company. For accounting purposes the transaction is recorded at historical cost in accordance with ASC 805-50-25-2 as this is considered an acquisition of entities under common control as the board of directors of PayMeOn and of the Company are the same and control the activities of the respective companies.